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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 4, 2004

                            MAGNA ENTERTAINMENT CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       000-30578                                        98-0208374
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(Commission File Number)                    (I.R.S. Employer Identification No.)


           337 Magna Drive, Aurora, Ontario, Canada      L4G 7K1
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          (Address of Principal Executive Offices)      (Zip Code)


                                 (905) 726-2462
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if changed since Last Report)



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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

The Pennsylvania Senate and House of Representatives have passed the Pennsylvania Gaming Act and Governor Edward Rendell signed the legislation on July 5, 2004. The legislation authorizes the granting of slot machine licenses to up to seven Category 1 licensed facilities (ie. racetracks) and up to five Category 2 licensed facilities (ie. non-tracks), along with limited licenses to up to two Category 3 licensed facilities (ie. resort hotels). The racetracks and non-track facilities which successfully apply for slot machine licenses will be permitted to operate between 1,500 and 3,000 slot machines each (subject to future expansion of up to 2,000 machines per facility, with the approval of the Pennsylvania Gaming Control Board). The licensed resort facilities will be permitted to operate, on a limited basis, up to 500 machines each.

The legalization of alternative gaming at racetracks is anticipated to have a significant positive impact on purses and on the Pennsylvania horse racing industry in general. The Registrant wholly-owns and operates The Meadows, a standardbred racetrack located in Washington County in southwestern Pennsylvania. The Registrant intends to pursue The Meadows' application for a slot machine license in accordance with the requirements of the legislation and associated regulations without delay.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

Exhibit 99  Copy of Registrant's press release dated July 4, 2004.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           MAGNA ENTERTAINMENT CORP.
                                                (Registrant)



Date: July 6, 2004                         by:  /S/GARY M. COHN
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                                                Gary M. Cohn, Secretary